Exhibit 99.1

Radian Group Inc.

1601 Market Street Philadelphia, Pennsylvania 19103-2337 800.523.1988 215.231.1000

Contact:

Emily Riley –	phone: 215.231.1035
email: emily.riley@radian.biz

Radian Reports First Quarter 2011 Financial Results

– Diluted net income per share of $0.77 includes impact of significant fair value gains–

– Mortgage insurance delinquencies declined for fifth consecutive quarter –

PHILADELPHIA, May 5, 2011 — Radian Group Inc. (NYSE: RDN) today reported net income for the quarter ended March 31, 2011, of $103.0 million, or $0.77 per diluted share, which included combined gains from the change in fair value of derivatives and other financial instruments of $319.1 million. This compares to a net loss of $310.4 million, or $3.77 per diluted share, for the prior-year quarter. Book value per share at March 31, 2011, was $7.31, compared to $6.46 at December 31, 2010.

“We are pleased with the continued decline in mortgage insurance delinquencies through April and our ability to maintain a strong share of today’s high-quality mortgage insurance business,” said Chief Executive Officer S.A. Ibrahim. “However, our first quarter results clearly reflect the continued impact of a stagnant housing market and the uncertain outcome of our late-stage delinquent loans.”

Ibrahim continued, “We are encouraged by the moderate improvement in our economy early this year, and believe we have the financial flexibility to navigate the uncertainty during 2011 and continue Radian’s position as a strong, viable franchise.”

FIRST QUARTER HIGHLIGHTS

•

The mortgage insurance provision for losses was $414.0 million in the first quarter of 2011, compared to $529.1 million in the prior-year period. Mortgage insurance loss reserves were approximately $3.5 billion as of March 31, 2011, which was flat to the fourth quarter of 2010, and down slightly from a year ago. First-lien reserves increased to $25,714 per primary default and $25,230 per pool default as of March 31, 2011, compared to $22,378 and $20,305 respectively as of March 31, 2010.

Radian Group Inc.

1601 Market Street Philadelphia, Pennsylvania 19103-2337 800.523.1988 215.231.1000

•	The total number of primary delinquent loans decreased by 7 percent in the first quarter from the fourth quarter of 2010, which represented the fifth consecutive quarterly decline.

•

Radian Guaranty Inc.’s risk-to-capital ratio was 20.3:1 at March 31, 2011, compared to a ratio of 16.8:1 at December 31, 2010, and 16.9:1 at March 31, 2010. Radian Group maintains sufficient liquidity to contribute capital to its mortgage insurance subsidiaries in 2011 if needed.

•

New mortgage insurance written (NIW) increased to $2.6 billion compared to $1.9 billion a year ago. NIW continued to consist of loans with excellent risk characteristics, and the company maintained an estimated market share of 21 percent.

•

Total mortgage insurance claims paid were $365.2 million, compared to $357.3 million in the first quarter of 2010. The company continues to expect mortgage insurance claims paid of approximately $1.7 billion for the full-year 2011.

•	Radian Asset Assurance Inc. continues to serve as an important source of capital support for Radian Guaranty and is expected to continue to provide Radian Guaranty with cash infusions over time.

•	As of March 31, 2011, Radian Asset had approximately $1.0 billion in statutory surplus with an additional $1.2 billion in claims-paying resources.

•	Radian Asset is expected to pay an ordinary dividend of $53.4 million to Radian Guaranty in June 2011.

•	The company’s net par outstanding was reduced by more than $1 billion, which included the termination of a TruPs CDO transaction with $85 million of exposure with no associated payment.

•	Excluding gains and losses on derivatives and other financial instruments, the financial guaranty segment was break-even in the first quarter.

Radian Group Inc.

1601 Market Street Philadelphia, Pennsylvania 19103-2337 800.523.1988 215.231.1000

RECENT EVENTS

•	The total number of primary delinquent loans continued to decrease in April.

•

On April 1, 2011, the company terminated nearly $45 million of structured pool mortgage insurance exposure that eliminated more than 2,200 loans from its delinquent inventory and reduced pool risk in force by approximately 2 percent. The payment of $39 million to terminate the contracts was slightly less than the company’s loss reserve for the terminated loans.

•

Radian continued to reduce its financial guaranty net par outstanding in April by more than $2 billion, which included the early termination of $1.7 billion of corporate CDOs and $231 million of below investment grade reinsurance exposure, which had a slight positive impact on statutory surplus.

CONFERENCE CALL

Radian will discuss these items in its conference call today, Thursday, May 5, 2011, at 10:00 a.m. Eastern time. The conference call will be broadcast live over the Internet at http://www.radian.biz/page?name=Webcasts or at www.radian.biz. The call may also be accessed by dialing 800-230-1951 inside the U.S., or 612-288-0340 for international callers, using passcode 200990 or by referencing Radian.

A replay of the webcast will be available on the Radian website approximately two hours after the live broadcast ends for a period of one year. A replay of the conference call will be available approximately two and a half hours after the call ends for a period of two weeks, using the following dial-in numbers and passcode: 800-475-6701 inside the U.S., or 320-365-3844 for international callers, passcode 200990.

In addition to the information provided in the company’s earnings news release, other statistical and financial information, which is expected to be referred to during the conference call, will be available on Radian’s website under Investors >Quarterly Results, or at http://www.radian.biz/page?name=QuarterlyResults.

Radian Group Inc.

1601 Market Street Philadelphia, Pennsylvania 19103-2337 800.523.1988 215.231.1000

ABOUT RADIAN

Radian Group Inc. (NYSE: RDN), headquartered in Philadelphia, provides private mortgage insurance and related risk mitigation products and services to mortgage lenders nationwide through its principal operating subsidiary, Radian Guaranty Inc. These services help promote and preserve homeownership opportunities for homebuyers, while protecting lenders from default-related losses on residential first mortgages and facilitating the sale of low-downpayment mortgages in the secondary market. Additional information may be found at www.radian.biz.

Financial Results and Supplemental Information Contents (Unaudited)

For trend information on all schedules, refer to Radian’s quarterly financial statistics at http://www.radian.biz/page?name=FinancialReportsCorporate.

Exhibit A:	Condensed Consolidated Statements of Income
Exhibit B:	Condensed Consolidated Balance Sheets
Exhibit C:	Segment Information Quarter Ended March 31, 2011
Exhibit D:	Segment Information Quarter Ended March 31, 2010
Exhibit E:	Financial Guaranty Supplemental Information
Exhibit F:	Financial Guaranty Supplemental Information
Exhibit G:	Mortgage Insurance Supplemental Information
New Insurance Written
Exhibit H:	Mortgage Insurance Supplemental Information
Insurance in Force and Risk in Force
Exhibit I:	Mortgage Insurance Supplemental Information
Risk in Force by LTV and Policy Year and Other Risk in Force
Exhibit J:	Mortgage Insurance Supplemental Information
Claims, Reserves and Reserve Per Default
Exhibit K:	Mortgage Insurance Supplemental Information
Default Statistics
Exhibit L:	Mortgage Insurance Supplemental Information
Net Premiums Written and Earned, Smart Home, Captives and Persistency
Exhibit M:	Mortgage Insurance Supplemental Information
Modified Pool

Radian Group Inc. and Subsidiaries

Condensed Consolidated Statements of Income

Exhibit A

	Quarter Ended March 31
(In thousands, except per-share data)	2011	2010

Revenues:
Net premiums written - insurance	$182,749	$155,501

Net premiums earned - insurance	$203,023	$198,268
Net investment income	42,240	45,358
Net gains on investments	37,435	57,948
Net impairment losses recognized in earnings	—	(18)
Change in fair value of derivative instruments	243,892	(77,954)
Net gains (losses) on other financial instruments	75,251	(101,564)
Other income	1,448	5,775

Total revenues	603,289	127,813

Expenses:
Provision for losses	427,373	543,880
Change in reserve for premium deficiency	(1,383)	(1,231)
Policy acquisition costs	14,131	14,868
Other operating expenses	46,219	65,056
Interest expense	17,024	10,804

Total expenses	503,364	633,377

Equity in net income of affiliates	65	8,098

Pretax income (loss)	99,990	(497,466)
Income tax benefit	(3,016)	(187,111)

Net income (loss)	$103,006	$(310,355)

Diluted net income (loss) per share (1)	$0.77	$(3.77)

(1) Weighted average shares outstanding (In thousands)

Weighted average common shares outstanding	132,427	82,341
Increase in weighted average shares-common stock equivalents-diluted basis	1,276	—

Weighted average shares outstanding	133,703	82,341

For Trend Information, refer to our Quarterly Financial Statistics on Radian’s (RDN) website.

Radian Group Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

Exhibit B

(In thousands, except per-share data)	March 31 2011	December 31 2010

Assets:
Cash and investments	$6,442,264	$6,680,630
Deferred policy acquisition costs	145,721	148,326
Deferred income taxes, net	27,531	27,531
Reinsurance recoverables	218,963	244,894
Derivative assets	24,554	26,212
Other assets	492,530	493,294

Total assets	$7,351,563	$7,620,887

Liabilities and stockholders’ equity:
Unearned premiums	$666,019	$686,364
Reserve for losses and loss adjustment expenses	3,627,695	3,596,735
Reserve for premium deficiency	9,353	10,736
Long-term debt	968,199	964,788
VIE debt	373,007	520,114
Derivative liabilities	487,345	723,579
Other liabilities	247,048	258,791

Total liabilities	6,378,666	6,761,107

Common stock	150	150
Additional paid-in capital	1,071,346	1,071,080
Retained deficit	(101,920)	(204,926)
Accumulated other comprehensive income (loss)	3,321	(6,524)

Total common stockholders’ equity	972,897	859,780

Total liabilities and stockholders’ equity	$7,351,563	$7,620,887

Book value per share	$7.31	$6.46

Radian Group Inc. and Subsidiaries

Segment Information

Quarter Ended March 31, 2011

Exhibit C

(In thousands)	Mortgage Insurance	Financial Guaranty	Total
Revenues:
Net premiums written - insurance	$180,846	$1,903	$182,749

Net premiums earned - insurance	$186,134	$16,889	$203,023
Net investment income	26,833	15,407	42,240
Net gains on investments	17,762	19,673	37,435
Change in fair value of derivative instruments	(394)	244,286	243,892
Net gains on other financial instruments	2,466	72,785	75,251
Other income	1,400	48	1,448

Total revenues	234,201	369,088	603,289

Expenses:
Provision for losses	413,973	13,400	427,373
Change in reserve for premium deficiency	(1,383)	-	(1,383)
Policy acquisition costs	10,216	3,915	14,131
Other operating expenses	34,137	12,082	46,219
Interest expense	9,789	7,235	17,024

Total expenses	466,732	36,632	503,364

Equity in net income of affiliates	—	65	65

Pretax (loss) income	(232,531)	332,521	99,990

Income tax provision (benefit)	3,501	(6,517)	(3,016)

Net (loss) income	$(236,032)	$339,038	$103,006

Cash and investments	$3,977,445	$2,464,819	$6,442,264
Deferred policy acquisition costs	42,322	103,399	145,721
Total assets	4,471,425	2,880,138	7,351,563
Unearned premiums	191,910	474,109	666,019
Reserve for losses and loss adjustment expenses	3,542,797	84,898	3,627,695
VIE debt	72,369	300,638	373,007
Derivative liabilities	—	487,345	487,345

Radian Group Inc. and Subsidiaries

Segment Information

Quarter Ended March 31, 2010

Exhibit D

(In thousands)	Mortgage Insurance	Financial Guaranty	Financial Services	Total
Revenues:
Net premiums written - insurance	$157,032	$(1,531)	$—	$155,501

Net premiums earned - insurance	$177,339	$20,929	$—	$198,268
Net investment income	26,359	18,999	—	45,358
Net gains on investments	28,781	29,167	—	57,948
Net impairment losses recognized in earnings	(18)	—	—	(18)
Change in fair value of derivative instruments	277	(78,231)	—	(77,954)
Net losses on other financial instruments	(30,200)	(71,364)	—	(101,564)
Other income	1,799	3,913	63	5,775

Total revenues	204,337	(76,587)	63	127,813

Expenses:
Provision for losses	529,091	14,789	—	543,880
Change in reserve for premium deficiency	(1,231)	—	—	(1,231)
Policy acquisition costs	10,504	4,364	—	14,868
Other operating expenses	46,233	18,673	150	65,056
Interest expense	2,120	8,684	—	10,804

Total expenses	586,717	46,510	150	633,377

Equity in net income of affiliates	—	78	8,020	8,098

Pretax (loss) income	(382,380)	(123,019)	7,933	(497,466)

Income tax (benefit) provision	(145,847)	(44,041)	2,777	(187,111)

Net (loss) income	$(236,533)	$(78,978)	$5,156	$(310,355)

Cash and investments	$3,546,637	$2,523,751	$—	$6,070,388
Deferred policy acquisition costs	36,762	120,169	—	156,931
Total assets	4,919,093 (1)	3,161,663	127,402	8,208,158 (1)
Unearned premiums	219,753	560,808	—	780,561
Reserve for losses and loss adjustment expenses	3,597,035	138,789	—	3,735,824
VIE debt	268,443	327,618	—	596,061
Derivative liabilities	—	234,504	—	234,504

(1)	Revised to conform to December 31, 2010 presentation of certain items.

Radian Group Inc.

Financial Guaranty Supplemental Information

Exhibit E

	Quarter Ended
(In thousands)	March 31
	2011	2010

Net Premiums Earned:
Public finance direct	$7,836	$12,336
Public finance reinsurance	7,804	6,913
Structured direct	441	717
Structured reinsurance	809	915
Trade credit reinsurance	(1)	48

Total Net Premiums Earned - insurance	$16,889	$20,929

Refundings included in earned premium	$4,831	$9,533

Net premiums earned - derivatives (1)	$10,883	$12,023

Claims paid:
Trade credit reinsurance	$(24)	$1,086
Financial Guaranty	290	3,357

Total	$266 (2)	$4,443

(1)	Included in change in fair value of derivative instruments.
(2)	Includes the recovery of $3.2 million related to previous public finance claim payments.

Radian Group Inc.

Financial Guaranty Supplemental Information

Exhibit F

	March 31	December 31	March 31
($ in thousands, except ratios)	2011	2010	2010
Statutory Information:

Capital and surplus	$1,050,208	$1,049,664	$1,048,763
Contingency reserve	397,930	392,589	383,435

Qualified statutory capital	1,448,138	1,442,253	1,432,198

Unearned premium reserve	506,566	517,516	576,412
Loss and loss expense reserve	81,743	70,129	109,370

Total statutory policyholders’ reserves	2,036,447	2,029,898	2,117,980

Present value of installment premiums	193,424	202,386	243,721
Soft capital facilities	—	—	150,000

Total statutory claims paying resources	$2,229,871	$2,232,284	$2,511,701

Net debt service outstanding	$98,976,819	$101,168,759	$107,465,994

Capital leverage ratio (1)	68	70	75
Claims paying leverage ratio (2)	44	45	43

Net par outstanding by product:
Public finance direct	$15,324,283	$15,727,252	$17,213,124
Public finance reinsurance	21,349,837	21,907,290	23,542,687
Structured direct	39,078,572	39,315,801	42,347,436
Structured reinsurance	1,760,573	1,805,295	2,063,475

Total (3)	$77,513,265	$78,755,638	$85,166,722

(1)	The capital leverage ratio is derived by dividing net debt service outstanding by qualified statutory capital.
(2)	The claims paying leverage ratio is derived by dividing net debt service outstanding by total statutory claims paying resources.
(3)	Included in public finance net par outstanding is $2.0 billion, $1.9 billion and $2.0 billion at March 31, 2011, December 31, 2010 and March 31, 2010, respectively, for legally defeased bond issues where our financial guaranty policy has not been extinguished but cash or securities have been deposited in an escrow account for the benefit of bondholders. The accounting standard for financial guarantee insurance contracts requires that these contracts continue to be accounted for as outstanding contracts despite the elimination of substantially all risk.

Radian Group Inc.

Mortgage Insurance Supplemental Information

Exhibit G

	Quarter Ended March 31
($ in millions)	2011		2010
	$	%	$	%

Primary new insurance written
Prime	$2,583	99.9%	$1,896	99.9%
Alt-A	1	0.0%	—	—
A minus and below	2	0.1%	1	0.1%

Total	$2,586	100.0%	$1,897	100.0%

Total primary new insurance written by FICO score
>=740	$2,081	80.5%	$1,461	77.0%
680-739	502	19.4%	435	22.9%
620-679	3	0.1%	1	0.1%

Total	$2,586	100.0%	$1,897	100.0%

Percentage of primary new insurance written
Refinances	51%		35%
95.01% LTV and above	1.2%		0.5%
ARMs
Less than 5 years	0.1%		0.1%
5 years and longer	4.9%		5.1%

Radian Group Inc.

Mortgage Insurance Supplemental Information

Exhibit H

($ in millions)	March 31 2011		March 31 2010
	$	%	$	%

Primary insurance in force
Flow	$113,853	89.0%	$119,943	86.1%
Structured	14,100	11.0%	19,419	13.9%

Total Primary	$127,953	100.0%	$139,362	100.0%

Prime	$105,645	82.6%	$109,404	78.5%
Alt-A	14,023	10.9%	20,396	14.6%
A minus and below	8,285	6.5%	9,562	6.9%

Total Primary	$127,953	100.0%	$139,362	100.0%

Primary risk in force
Flow
Prime	$23,963	85.6%	$24,783	83.9%
Alt-A	2,510	9.0%	2,996	10.1%
A minus and below	1,508	5.4%	1,763	6.0%

Total Flow	$27,981	100.0%	$29,542	100.0%

Structured
Prime	$1,753	58.3%	$1,977	55.1%
Alt-A	692	23.0%	981	27.4%
A minus and below	563	18.7%	628	17.5%

Total Structured	$3,008	100.0%	$3,586	100.0%

Total
Prime	$25,716	83.0%	$26,760	80.8%
Alt-A	3,202	10.3%	3,977	12.0%
A minus and below	2,071	6.7%	2,391	7.2%

Total Primary	$30,989	100.0%	$33,128	100.0%

Total primary risk in force by FICO score
Flow
>=740	$11,128	39.8%	$10,561	35.7%
680-739	9,611	34.3%	10,572	35.8%
620-679	6,131	21.9%	7,119	24.1%
<=619	1,111	4.0%	1,290	4.4%

Total Flow	$27,981	100.0%	$29,542	100.0%

Structured
>=740	$803	26.7%	$982	27.4%
680-739	874	29.1%	1,091	30.4%
620-679	807	26.8%	934	26.1%
<=619	524	17.4%	579	16.1%

Total Structured	$3,008	100.0%	$3,586	100.0%

Total
>=740	$11,931	38.5%	$11,543	34.9%
680-739	10,485	33.8%	11,663	35.2%
620-679	6,938	22.4%	8,053	24.3%
<=619	1,635	5.3%	1,869	5.6%

Total Primary	$30,989	100.0%	$33,128	100.0%

Percentage of primary risk in force
Refinances	32%		31%
95.01% LTV and above	19%		20%
ARMs
Less than 5 years	6%		7%
5 years and longer	7%		8%

Pool risk in force
Prime	$1,753	75.3%	$1,882	72.7%
Alt-A	139	6.0%	192	7.4%
A minus and below	437	18.7%	515	19.9%

Total	$2,329	100.0%	$2,589	100.0%

Radian Group Inc.

Mortgage Insurance Supplemental Information

Exhibit I

($ in millions)	March 31 2011			March 31 2010
	$		%	$	%

Total primary risk in force by LTV
85.00% and below	$2,819		9.1%	$3,117	9.4%
85.01% to 90.00%	11,942		38.6%	12,440	37.6%
90.01% to 95.00%	10,391		33.5%	10,829	32.7%
95.01% and above	5,837		18.8%	6,742	20.3%

Total	$30,989		100.0%	$33,128	100.0%

Total primary risk in force by policy year
2005 and prior	$7,874		25.4%	$9,325	28.1%
2006	3,549		11.5%	4,209	12.7%
2007	7,772		25.1%	9,160	27.7%
2008	5,740		18.4%	6,576	19.8%
2009	3,004		9.7%	3,436	10.4%
2010	2,469		8.0%	422	1.3%
2011	581		1.9%	—	—

Total	$30,989		100.0%	$33,128	100.0%

Total pool risk in force by policy year
2005 and prior	$1,943		83.4%	$2,096	81.0%
2006	165		7.1%	227	8.7%
2007	179		7.7%	214	8.3%
2008	42		1.8%	52	2.0%

Total pool risk in force	$2,329		100.0%	$2,589	100.0%

Other risk in force
Second-lien
1st loss	$108			$138
2nd loss	76			89
NIMs	69			292
International
1st loss-Hong Kong primary mortgage insurance	104			222
Credit default swaps	—			120

Total other risk in force	$357			$861

Risk to capital ratio-Radian Guaranty only	20.3:1	(1)		16.9:1

(1)	Preliminary

Radian Group Inc.

Mortgage Insurance Supplemental Information

For the Quarter Ended and as of March 31, 2011

Exhibit J

($ in thousands)	Quarter Ended March 31
	2011	2010

Net claims paid (1)
Prime	$208,195	$125,964
Alt-A	75,130	65,031
A minus and below	44,585	36,384

Total primary claims paid	327,910	227,379
Pool	34,358	31,409
Second-lien and other	2,883	7,979

Subtotal	365,151	266,767
Impact of first-lien terminations	—	80,110
Impact of captive terminations	—	(436)
Impact of second-lien terminations	—	10,834

Total net claims paid	$365,151	$357,275

Average net claim paid (1) (2)
Prime	$47.8	$45.8
Alt-A	59.6	59.6
A minus and below	37.1	39.9
Total average net primary claim paid	48.1	47.8
Pool	69.0	64.9
Second-lien and other	30.7	34.8
Total average net claim paid	$49.3	$48.8

Average direct primary claim paid (2) (3)	$54.3	$53.9
Average total direct claim paid (2) (3)	$55.0	$54.1

Loss ratio - GAAP Basis	222.4%	298.4%
Expense ratio - GAAP Basis	23.8%	32.0%

	246.2%	330.4%

Reserve for losses by category
Prime	$1,684,039	$1,347,003
Alt-A	704,751	821,551
A minus and below	403,248	421,748
Reinsurance recoverable (4)	192,258	596,325

Total primary reserves	2,984,296	3,186,627
Pool	531,903	379,794

Total 1st lien reserves	3,516,199	3,566,421
Second-lien	26,470	30,490
Other	128	124

Total reserves	$3,542,797	$3,597,035

1st lien reserve per default (5)
Primary reserve per primary default	$25,714	$22,378
Pool reserve per pool default	25,230	20,305
Total 1st lien reserve per default	25,640	22,138

(1)	Calculated net of reinsurance recoveries.
(2)	Calculated without giving effect to the impact of terminations of captive reinsurance transactions and first- and second-lien transactions.
(3)	Before reinsurance recoveries.
(4)	Represents ceded losses on captive transactions and Smart Home.
(5)	Excludes defaults for which no reserve was established because we do not expect to make a claim payment, primarily due to deductibles.

Radian Group Inc.

Mortgage Insurance Supplemental Information

Exhibit K

	March 31 2011	December 31 2010	March 31 2010
Default Statistics
Primary insurance:

Flow
Prime
Number of insured loans	576,388	584,213	607,552
Number of loans in default	66,615	71,196	77,423
Percentage of loans in default	11.56%	12.19%	12.74%

Alt-A
Number of insured loans	49,866	51,765	58,588
Number of loans in default	16,720	17,934	21,533
Percentage of loans in default	33.53%	34.65%	36.75%

A minus and below
Number of insured loans	45,522	47,044	52,547
Number of loans in default	14,713	16,401	19,264
Percentage of loans in default	32.32%	34.86%	36.66%

Total Flow
Number of insured loans	671,776	683,022	718,687
Number of loans in default	98,048	105,531	118,220
Percentage of loans in default	14.60%	15.45%	16.45%

Structured
Prime
Number of insured loans	44,700	42,131	46,234
Number of loans in default	6,519	6,735	6,565
Percentage of loans in default	14.58%	15.99%	14.20%

Alt-A
Number of insured loans	20,315	20,234	32,960
Number of loans in default	6,380	6,635	11,949
Percentage of loans in default	31.41%	32.79%	36.25%

A minus and below
Number of insured loans	16,589	16,716	18,161
Number of loans in default	5,949	6,569	7,180
Percentage of loans in default	35.86%	39.30%	39.54%

Total Structured
Number of insured loans	81,604	79,081	97,355
Number of loans in default	18,848	19,939	25,694
Percentage of loans in default	23.10%	25.21%	26.39%

Total Primary Insurance
Prime
Number of insured loans	621,088	626,344	653,786
Number of loans in default	73,134	77,931	83,988
Percentage of loans in default	11.78%	12.44%	12.85%

Alt-A
Number of insured loans	70,181	71,999	91,548
Number of loans in default	23,100	24,569	33,482
Percentage of loans in default	32.91%	34.12%	36.57%

A minus and below
Number of insured loans	62,111	63,760	70,708
Number of loans in default	20,662	22,970	26,444
Percentage of loans in default	33.27%	36.03%	37.40%

Total Primary Insurance
Number of insured loans	753,380	762,103	816,042
Number of loans in default (1)	116,896	125,470	143,914
Percentage of loans in default	15.52%	16.46%	17.64%

Pool insurance:
Number of loans in default (2)	29,044	32,456	33,934

(1)	Includes an estimated 841, 525 and 1,517 defaults at March 31, 2011, December 31, 2010 and March 31, 2010, respectively, for which no reserve was established because we do not expect to make a claim payment, primarily due to deductibles.
(2)	Includes an estimated 7,962, 9,712 and 15,230 defaults at March 31, 2011, December 31, 2010 and March 31, 2010, respectively, for which no reserve was established because we do not expect to make a claim payment, primarily due to deductibles.

Radian Group Inc.

Mortgage Insurance Supplemental Information

For the Quarter Ended and as of March 31, 2011

Exhibit L

	Quarter Ended March 31
	2011	2010

Net Premiums Written (In thousands)
Primary and Pool Insurance	$180,257	$157,413
Second-lien	620	(455	) (1)
International	(31)	74

Total Net Premiums Written - Insurance	$180,846	$157,032

Net Premiums Earned (In thousands)
Primary and Pool Insurance	$183,469	$174,112
Second-lien	620	511
International	2,045	2,716

Total Net Premiums Earned - Insurance	$186,134	$177,339

SMART HOME (In millions)
Ceded Premiums Written and Earned	$2.2	$2.3

Net premiums earned - derivatives (In thousands) (2)	$—	$139

1st Lien Captives
Premiums ceded to captives (In thousands)	$7,587	$25,474
% of total premiums	3.9%	12.6%
NIW subject to captives (In thousands)	$—	$333
% of primary NIW	—	< 1%
IIF included in captives (3)	10.2%	29.5%
RIF included in captives (3)	10.1%	31.1%

Persistency (twelve months ended March 31)	83.0%	81.0%

	March 31	March 31
	2011	2010

SMART HOME

% of Primary RIF included in Smart Home Transactions (3)	2.9%	3.3%

(1)	Reflects the impact of second-lien terminations.
(2)	Included in change in fair value of derivative instruments.
(3)	Radian reinsures the middle layer risk positions, while retaining a significant portion of the total risk comprising the first loss and most remote risk positions.

Radian Group Inc.

Mortgage Insurance Supplemental Information

Modified Pool (1)

Exhibit M

	March 31		March 31
($ in millions)	2011		2010
	$	%	$	%

Modified pool risk in force by policy year
2005 and prior	$203	68.1%	$201	42.6%
2006	37	12.4%	49	10.4%
2007	51	17.1%	214	45.3%
2008	7	2.4%	8	1.7%

Total	$298	100.0%	$472	100.0%

Modified pool risk in force by product
Prime	$87	29.2%	$76	16.1%
Alt-A	192	64.4%	377	79.9%
A minus and below	19	6.4%	19	4.0%

Total	$298	100.0%	$472	100.0%

Modified pool insurance in force by product
Prime	$1,065	31.5%	$705	10.8%
Alt-A	2,163	63.9%	5,681	86.7%
A minus and below	157	4.6%	164	2.5%

Total	$3,385	100.0%	$6,550	100.0%

Reserve for losses - modified pool (in thousands)	$79,571		$245,522

Default Statistics:

Modified pool
Number of insured loans		19,424		26,122
Number of loans in default		3,963		8,111
Percentage of loans in default		20.40%		31.05%

(1)	Included in primary insurance amounts.

Radian Group Inc.

1601 Market Street Philadelphia, Pennsylvania 19103-2337 800.523.1988 215.231.1000

FORWARD-LOOKING STATEMENTS

All statements in this press release that address events, developments or results that we expect or anticipate may occur in the future are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the United States (“U.S.”) Private Securities Litigation Reform Act of 1995. In most cases, forward-looking statements may be identified by words such as “anticipate,” “may,” “will,” “could,” “should,” “would,” “expect,” “intend,” “plan,” “goal,” “contemplate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” or the negative or other variations on these words and other similar expressions. These statements, which may include, without limitation, projections regarding our future performance and financial condition, are made on the basis of management’s current views and assumptions with respect to future events. Any forward-looking statement is not a guarantee of future performance and actual results could differ materially from those contained in the forward-looking information. The forward-looking statements, as well as our prospects as a whole, are subject to risks and uncertainties, including the following:

•

changes in general financial and political conditions, such as the failure of the U.S. economy to fully recover from the most recent recession or the U.S. economy reentering a recessionary period, the lack of meaningful liquidity in the capital markets or in the credit markets, a prolonged period of high unemployment rates and limited home price appreciation or further depreciation (which has resulted in some borrowers voluntarily defaulting on their mortgages when their mortgage balances exceed the value of their homes), changes or volatility in interest rates or consumer confidence, changes in credit spreads, changes in the way customers, investors or regulators perceive the strength of private mortgage insurers or financial guaranty providers, or investor concern over the credit quality and specific risks faced by the particular businesses, municipalities or pools of assets covered by our insurance;

•	catastrophic events or further economic changes in geographic regions where our mortgage insurance or financial guaranty insurance exposure is more concentrated;

•

our ability to successfully execute upon our capital plan for our mortgage insurance business (which depends, in part, on the performance of our financial guaranty portfolio), and if necessary, to obtain additional capital to support our mortgage insurance business and the long-term liquidity needs of our holding company;

•

a further reduction in, or prolonged period of depressed levels of, home mortgage originations due to reduced liquidity in the lending market, tighter underwriting standards, the risk retention requirements established under the Dodd-Frank Wall Street

Radian Group Inc.

1601 Market Street Philadelphia, Pennsylvania 19103-2337 800.523.1988 215.231.1000

Reform and Consumer Protection Act (the “Dodd-Frank Act”) and the decrease in housing demand throughout the U.S.;

•

our ability to maintain adequate risk-to-capital ratios and surplus requirements in our mortgage insurance business in light of ongoing losses in this business and further deterioration in our financial guaranty portfolio which, in the absence of new capital, could depend on our ability to execute strategies for which regulatory and other approvals are required and may not be obtained;

•	our ability to continue to effectively mitigate our mortgage insurance and financial guaranty losses;

•	reduced opportunities for loss mitigation in markets where housing values do not appreciate or continue to decline;

•

a more rapid than expected decrease in the level of insurance rescissions and claim denials from the current elevated levels (including as a result of successful challenges to previously rescinded policies or claim denials), which rescissions and denials have materially mitigated our paid losses and resulted in a significant reduction in our loss reserves;

•

the negative impact our insurance rescissions and claim denials may have on our relationships with customers and potential customers, including the potential loss of business and the heightened risk of disputes and litigation; the need, in the event that we are unsuccessful in defending our rescissions or denials, to reestablish loss reserves for, and reassume risk on, rescinded loans and pay additional claims;

•	the concentration of our mortgage insurance business among a relatively small number of large customers;

•	the disruption in the servicing of mortgages covered by our insurance policies;

•

the aging of our mortgage insurance portfolio and changes in severity or frequency of losses associated with certain of our products that are riskier than traditional mortgage insurance or financial guaranty insurance policies;

•	the performance of our insured portfolio of higher risk loans, such as Alternative-A and subprime loans, and of adjustable rate products, such as adjustable rate mortgages and interest-only mortgages;

•	a decrease in persistency rates of our mortgage insurance policies;

•

an increase in the risk profile of our existing mortgage insurance portfolio due to the availability of mortgage refinancing to only the most qualified borrowers in the current mortgage and housing market;

•	further downgrades or threatened downgrades of, or other ratings actions with respect to, our credit ratings or the ratings assigned by the major rating agencies to any of our rated

Radian Group Inc.

1601 Market Street Philadelphia, Pennsylvania 19103-2337 800.523.1988 215.231.1000

insurance subsidiaries at any time (in particular, the credit rating of Radian Group Inc. and the financial strength rating assigned to Radian Guaranty Inc.);

•

heightened competition for our mortgage insurance business from others such as the Federal Housing Administration (the “FHA”), the Veterans’ Administration and private mortgage insurers (in particular, the FHA and those private mortgage insurers that have been assigned higher ratings from the major rating agencies or new entrants to the industry that are not burdened by legacy obligations);

•

changes in the charters or business practices of, or rules or regulations applicable to, Federal National Mortgage Association (“Fannie Mae”) and Freddie Mac, the largest purchasers of mortgage loans that we insure, and our ability to remain an eligible provider to both Freddie Mac and Fannie Mae;

•	changes to the current system of housing finance, including the possibility of a new system in which private mortgage insurers are not required or their products are significantly limited in scope;

•

the effect of the Dodd-Frank Act on the financial services industry in general, and on our mortgage insurance and financial guaranty businesses in particular, including whether and to what extent loans with mortgage insurance are considered “qualified residential mortgages” for purposes of the Dodd-Frank Act securitization provisions or “qualified mortgages” for purposes of the ability to repay provisions and potential obligations to post collateral on our existing insured derivatives portfolio;

•

the application of existing federal or state consumer, lending, insurance, tax, securities and other applicable laws and regulations, or changes in these laws and regulations or the way they are interpreted; including, without limitation: (i) the outcome of existing, or the possibility of additional, lawsuits or investigations, and (ii) legislative and regulatory changes (a) affecting demand for private mortgage insurance, (b) limiting or restricting our use of (or increasing requirements for) additional capital and the products we may offer, or (c) affecting the form in which we execute credit protection or affecting our existing financial guaranty portfolio;

•

the possibility that we may fail to estimate accurately the likelihood, magnitude and timing of losses in connection with establishing loss reserves for our mortgage insurance or financial guaranty businesses or premium deficiencies for our mortgage insurance business, or to estimate accurately the fair value amounts of derivative instruments in our mortgage insurance and financial guaranty businesses in determining gains and losses on these contracts;

Radian Group Inc.

1601 Market Street Philadelphia, Pennsylvania 19103-2337 800.523.1988 215.231.1000

•

the ability of our primary insurance customers in our financial guaranty reinsurance business to provide appropriate surveillance and to mitigate losses adequately with respect to our assumed insurance portfolio;

•

volatility in our earnings caused by changes in the fair value of our derivative instruments and our need to reevaluate the possibility of a premium deficiency in our mortgage insurance business on a quarterly basis;

•	our ability to realize the tax benefits associated with our deferred tax assets, which will depend on our ability to generate sufficient sustainable taxable income in future periods;

•

our ability to obtain the necessary regulatory approval to consummate our purchase of Municipal and Infrastructure Assurance Corporation (the “FG Insurance Shell”) and to successfully develop and implement a strategy to utilize the FG Insurance Shell in the public finance financial guaranty market, which strategy may depend on, among other items, our ability to obtain further necessary regulatory or other approvals, to attract third-party capital and to obtain ratings sufficient to support such a strategy;

•	changes in accounting guidance from the Securities and Exchange Commission or the Financial Accounting Standards Board; and

•	legal and other limitations on amounts we may receive from our subsidiaries as dividends or through our tax- and expense-sharing arrangements with our subsidiaries.

For more information regarding these risks and uncertainties as well as certain additional risks that we face, you should refer to the Risk Factors detailed in Item 1A of Part I of our Annual Report on Form 10-K for the year ended December 31, 2010. We caution you not to place undue reliance on these forward-looking statements, which are current only as of the date on which we filed this press release. We do not intend to, and we disclaim any duty or obligation to, update or revise any forward-looking statements made in this press release to reflect new information or future events or for any other reason.

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